Exhibit 99.2

INDEBTEDNESS CANCELLATION AGREEMENT

This Indebtedness Cancellation Agreement (the “Agreement”) is entered into as of July 3, 2014 (the “Cancellation Date”), by and between China Carbon Graphite Group, Inc., a Nevada corporation (the “Company”), and the undersigned Creditor (“Creditor”).

WHEREAS, the Company has incurred indebtedness (the “Indebtedness”) to Creditor for money advanced by Creditor to the Company, which has resulted in the outstanding balance of RMB 6,270,000 as of the Cancellation Date.

WHEREAS, the Company and Creditor are parties to that certain Asset Purchase Agreement dated as of June 10, 2014 (the “Purchase Agreement”), pursuant to which the Company agrees to sell to Creditor and another party (collectively the “Purchasers”), and the Purchasers agree to purchase from the Company, certain of the Company’s assets (the “Transaction”) for total consideration of RMB 10,000,000 (the “Purchase Price”), payable at the closing of the Transaction in part by the cancellation of the Company’s repayment obligations to Creditor with respect to the Indebtedness;

WHEREAS, the Company, in exchange for the cancellation of the Indebtedness, is willing to incur all tax liabilities associated with the forgiveness of the Indebtedness on a date that Creditor selects in 2014; and the Company is willing to accept such consideration and to irrevocably waive any and all claims relating to the Indebtedness.

NOW THEREFORE, the undersigned parties to this Agreement hereby mutually agree to all of the following:

1.           Cancellation of Indebtedness. In consideration of the Company’s commitments herein, as of the Cancellation Date, Creditor shall irrevocably and permanently discharges the Company from its obligation to repay the Indebtedness, and surrenders any and all of its rights to collect any Indebtedness.

2.           Complete Release by Creditor. As of the Cancellation Date, Creditor irrevocably and unconditionally releases, acquits, and forever discharges the Company, its current and former representatives, officers, directors, employees, shareholders, partners, joint venturers, insurers, creditors, agents, attorneys, heirs, predecessors, successors, assigns, parents, subsidiaries, affiliates, related companies, and controlling persons, past and present, and each of them (the “Company Released Parties”), from any and all known or unknown claims, charges, promises, actions, or similar rights that Creditor presently may have (“Claims”) relating in any way to its rights to collect the Indebtedness. Creditor understands that the Claims that it is releasing might arise under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), and include without limitation claims such as breach of contract, implied contract, promissory estoppel, or claims under any federal, state or local statute, law, order or ordinance.

3.           Tax Consequences. The Company agrees that Creditor is to withhold all taxes it determines it is legally required to withhold as a result of income that the Company will recognize from cancellation and forgiveness of the unpaid Indebtedness on the Cancellation Date. The Company understands that it is obligated to pay any taxes, interest, or penalties that may be due or become due with respect to such income under any applicable provision of federal, state or local law. The Company acknowledges that neither Creditor nor any of its agents, or affiliates (together with Creditor, the “Creditor Released Parties”) have made any promise, representation or warranty, express or implied, regarding the tax consequences of any income that the Company may recognize pursuant to this Agreement. The Company further agrees not to make any claim against Creditor or any other person based on how Creditor reports amounts of income arising under this Agreement to tax authorities or if an adverse determination is made as to the tax treatment of any amounts payable under this Agreement.

4.         No Other Inducements or Recourse. Each party hereto acknowledges that no promise or agreement not expressed in this Agreement has been made to the other party, and agrees that the Company shall have no claims or other recourse now or forever against the Creditor Released Parties, and Creditor shall have no claims or other recourse now or forever against the Company Released Parties, with respect to this Agreement.

5.         Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefits of the parties and their respective successors and assigns.

6.         Law Governing. This Agreement shall be governed by and construed under the laws of the STATE OF NEVADA, REGARDLESS OF LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

7.         Entire Agreement. This Agreement represents the entire agreement between the parties and has been entered into by each party with a full understanding of its terms, with an opportunity to consult with counsel and without inducement or duress. This Agreement may be amended only with the written consent of the parties. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below:

Company China Carbon Graphite Group, Inc.

By:	/s/ Donghai Yu
Name: Donghai Yu
Title: Chairman and CEO

Creditor

/s/ Dengyong Jin
Name: Dengyong Jin